Exhibit 3.1

LIONS GATE ENTERTAINMENT CORP.

Amalgamation Number: BC0720538

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

1.	Interpretation		1
	1.1	Definitions	1
	1.2	Business Corporations Act and Interpretation Act Definitions Applicable	1
2.	Shares and Share Certificates		1
	2.1	Authorized Share Structure	1
	2.2	Form of Share Certificate	2
	2.3	Shareholder Entitled to Certificate or Acknowledgment	2
	2.4	Delivery by Mail	2
	2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
	2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	2
	2.7	Splitting Share Certificates	2
	2.8	Certificate Fee	3
	2.9	Recognition of Trusts	3
3.	Issue of Shares		3
	3.1	Directors Authorized	3
	3.2	Commissions and Discounts	3
	3.3	Brokerage	3
	3.4	Conditions of Issue	3
	3.5	Share Purchase Warrants and Rights	4
4.	Share Registers		4
	4.1	Central Securities Register	4
	4.2	Closing Register	4
5.	Share Transfers		4
	5.1	Registering Transfers	4
	5.2	Form of Instrument of Transfer	4
	5.3	Transferor Remains Shareholder	5
	5.4	Signing of Instrument of Transfer	5
	5.5	Enquiry as to Title Not Required	5
	5.6	Transfer Fee	5
6.	Transmission of Shares		5
	6.1	Legal Personal Representative Recognized on Death	5
	6.2	Rights of Legal Personal Representative	5
7.	Purchase of Shares		6

1

	7.1	Company Authorized to Purchase Shares	6
	7.2	Purchase When Insolvent	6
	7.3	Sale and Voting of Purchased Shares	6
8.	Borrowing Powers		6
	8.1	General Powers	6
	8.2	Terms of Debt Obligations	6
	8.3	Powers of Directors may be exercised by committee or other delegate	7
9.	Alterations		7
	9.1	Alteration of Authorized Share Structure	7
	9.2	Special Rights and Restrictions	7
	9.3	Change of Name	8
	9.4	Other Alterations	8
10.	Meetings of Shareholders		8
	10.1	Annual General Meetings	8
	10.2	Resolution Instead of Annual General Meeting	8
	10.3	Calling of Meetings of Shareholders	8
	10.4	Notice for Meetings of Shareholders	8
	10.5	Record Date for Notice	8
	10.6	Record Date for Voting	9
	10.7	Failure to Give Notice and Waiver of Notice	9
	10.8	Notice of Special Business at Meetings of Shareholders	9
11.	Proceedings at Meetings of Shareholders		9
	11.1	Special Business	9
	11.2	Special Majority	10
	11.3	Quorum	10
	11.4	One Shareholder May Constitute Quorum	10
	11.5	Other Persons May Attend	10
	11.6	Requirement of Quorum	10
	11.7	Lack of Quorum	11
	11.8	Lack of Quorum at Succeeding Meeting	11
	11.9	Chair	11
	11.10	Selection of Alternate Chair	11
	11.11	Adjournments	11
	11.12	Notice of Adjourned Meeting	11
	11.13	Decisions by Show of Hands or Poll	11
	11.14	Declaration of Result	12
	11.15	Motion Need Not be Seconded	12
	11.16	Casting Vote	12
	11.17	Manner of Taking Poll	12
	11.18	Demand for Poll on Adjournment	12
	11.19	Chair Must Resolve Dispute	12
	11.20	Casting of Votes	12
	11.21	Demand for Poll	13

2

	11.22	Demand for Poll Not to Prevent Continuance of Meeting	13
	11.23	Retention of Ballots and Proxies	13
12.	Votes of Shareholders		13
	12.1	Number of Votes by Shareholder or by Shares	13
	12.2	Votes of Persons in Representative Capacity	13
	12.3	Votes by Joint Holders	13
	12.4	Legal Personal Representatives as Joint Shareholders	14
	12.5	Representative of a Corporate Shareholder	14
	12.6	Proxy Provisions Do Not Apply to All Companies	14
	12.7	Appointment of Proxy Holders	14
	12.8	Alternate Proxy Holders	14
	12.9	When Proxy Holder Need Not Be Shareholder	15
	12.10	Deposit of Proxy	15
	12.11	Validity of Proxy Vote	15
	12.12	Form of Proxy	15
	12.13	Revocation of Proxy	16
	12.14	Revocation of Proxy Must Be Signed	16
	12.15	Production of Evidence of Authority to Vote	16
13.	Directors		16
	13.1	First Directors; Number of Directors	16
	13.2	Change in Number of Directors	17
	13.3	Directors’ Acts Valid Despite Vacancy	17
	13.4	Qualifications of Directors	17
	13.5	Remuneration of Directors	17
	13.6	Reimbursement of Expenses of Directors	17
	13.7	Special Remuneration for Directors	17
	13.8	Gratuity, Pension or Allowance on Retirement of Director	18
14.	Election and Removal of Directors		18
	14.1	Election at Annual General Meeting	18
	14.2	Consent to be a Director	18
	14.3	Failure to Elect or Appoint Directors	18
	14.4	Places of Retiring Directors Not Filled	19
	14.5	Directors May Fill Casual Vacancies	19
	14.6	Remaining Directors Power to Act	19
	14.7	Shareholders May Fill Vacancies	19
	14.8	Additional Directors	19
	14.9	Ceasing to be a Director	19
	14.10	Removal of Director by Shareholders	20
	14.11	Removal of Director by Directors	20
15.	Powers and Duties of Directors		20
	15.1	Powers of Management	20
	15.2	Appointment of Attorney of Company	20
16.	Disclosure of Interest of Directors		20

3

	16.1	Obligation to Account for Profits	20
	16.2	Restrictions on Voting by Reason of Interest	21
	16.3	Interested Director Counted in Quorum	21
	16.4	Disclosure of Conflict of Interest or Property	21
	16.5	Director Holding Other Office in the Company	21
	16.6	No Disqualification	21
	16.7	Professional Services by Director or Officer	21
	16.8	Director or Officer in Other Corporations	21
17.	Proceedings of Directors		22
	17.1	Meetings of Directors	22
	17.2	Voting at Meetings	22
	17.3	Chair of Meetings	22
	17.4	Meetings by Telephone or Other Communications Medium	22
	17.5	Calling of Meetings	22
	17.6	Notice of Meetings	23
	17.7	When Notice Not Required	23
	17.8	Meeting Valid Despite Failure to Give Notice	23
	17.9	Waiver of Notice of Meetings	23
	17.10	Quorum	23
	17.11	Validity of Acts Where Appointment Defective	23
	17.12	Consent Resolutions in Writing	23
18.	Executive and Other Committees		24
	18.1	Appointment and Powers of Executive Committee	24
	18.2	Appointment and Powers of Other Committees	24
	18.3	Obligations of Committees	24
	18.4	Powers of Board	24
	18.5	Committee Meetings	25
19.	Officers		25
	19.1	Directors May Appoint Officers	25
	19.2	Functions, Duties and Powers of Officers	25
	19.3	Qualifications	25
	19.4	Remuneration and Terms of Appointment	26
20.	Indemnification		26
	20.1	Definitions	26
	20.2	Mandatory Indemnification of Directors and Former Directors	26
	20.3	Indemnification of Other Persons	26
	20.4	Non-Compliance with Business Corporations Act	26
	20.5	Company May Purchase Insurance	26
21.	Dividends		27
	21.1	Payment of Dividends Subject to Special Rights	27
	21.2	Declaration of Dividends	27
	21.3	No Notice Required	27
	21.4	Record Date	27

4

	21.5	Manner of Paying Dividend	27
	21.6	Settlement of Difficulties	27
	21.7	When Dividend Payable	28
	21.8	Dividends to be Paid in Accordance with Number of Shares	28
	21.9	Receipt by Joint Shareholders	28
	21.10	Dividend Bears No Interest	28
	21.11	Fractional Dividends	28
	21.12	Payment of Dividends	28
	21.13	Capitalization of Surplus	28
22.	Documents, Records and Reports		29
	22.1	Recording of Financial Affairs	29
	22.2	Inspection of Accounting Records	29
23.	Notices		29
	23.1	Method of Giving Notice	29
	23.2	Deemed Receipt of Mailing	29
	23.3	Certificate of Sending	30
	23.4	Notice to Joint Shareholders	30
	23.5	Notice to Trustees	30
24.	Seal		30
	24.1	Who May Attest Seal	30
	24.2	Sealing Copies	30
	24.3	Mechanical Reproduction of Seal	31
25.	Special Rights and Restrictions of Preferred Shares		31
	25.1	Special Rights and Restrictions of Preferred Shares, as a Class	31
26.	Special Rights and Restrictions of 5.25% Convertible Redeemable Preferred Shares, Series A		32
	26.1	Designation and Number	32
	26.2	Issue Price	32
	26.3	Dividends	32
	26.4	Election of Directors and Voting	32
	26.5	Liquidation, Dissolution or Winding Up	33
	26.6	Redemption	34
	26.7	Conversion	35
	26.8	Right of First Offer	40
	26.9	Modification of Rights/Restrictive Covenants	41
27.	Special Rights and Restrictions of Preferred Shares, Restricted Voting, Non-Transferable Series B		42
	27.1	Designation and Number	42
	27.2	Issue Price	42
	27.3	Dividends	42
	27.4	Liquidation, Dissolution or Winding Up	42
	27.5	Ratable Distributions	43
	27.6	Limit of Participation	43
	27.7	Voting	43
	27.8	Limit on Voting, Right of Notice and Meeting Attendance	43

5

27.9	Redemption	43
27.10	Adjustments	44
27.11	Notice	44
27.12	Restrictions on Sale and Transfer	44

6

LIONS GATE ENTERTAINMENT CORP.

Amalgamation Number: BC0720538

Translation of the company name that the company intends to use outside of Canada: N/A

(the “Company”)

ARTICLES

The Company has as its articles the following articles:

1.	Interpretation

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)	“legal personaL representative” means the personal or other legal representative of the shareholder;

(d)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(e)	“seal” means the seal of the Company, if any.

1.2  Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2. Shares and Share Certificates

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to:

(a)	one share certificate representing the shares of each class or series of shares registered in the shareholder’s name; or

(b)	a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate;

provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	Issue of Shares

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	Share Registers

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	Share Transfers

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	Transmission of Shares

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	Purchase of Shares

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

8.	Borrowing Powers

8.1	General Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2	Terms of Debt Obligations

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing,

allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company and appointment of the Directors or otherwise all as the Directors may determine. The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3	Powers of Directors may be exercised by committee or other delegate

For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

9.	Alterations

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles or the Notices of Articles.

10.	Meetings of Shareholders

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11.	Proceedings at Meetings of Shareholders

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 10% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; or

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.8, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	Votes of Shareholders

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(NAME OF COMPANY)
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	Directors

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to paragraphs 13.1(b)and 13.1(c), the number of directors that is equal to the number of the Company’s first directors:

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4:

(c)	if the Company is not a public company, the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(b)(i) or 13.1(c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	Election and Removal of Directors

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph 14.1(b), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1 (a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15. Powers and Duties of Directors

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	Disclosure of Interest of Directors

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.	Proceedings of Directors

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(d)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(e)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(f)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 24.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director, as the case may be, has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the board of directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.	Executive and Other Committees

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph 18.2(a) any of the directors’ powers, except:

(c)	the power to fill vacancies in the board of directors;

(d)	the power to remove a director;

(e)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(f)	the power to appoint or remove officers appointed by the directors; and

(g)	make any delegation referred to in paragraph 18.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.	Officers

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

20. Indemnification

20.1 Definitions

In this Article 20:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

20.2 Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3 Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4 Non-Compliance with Business Corporations Act

The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

21. Dividends

21.1 Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2 Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4 Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8 Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10 Dividend Bears No Interest

No dividend bears interest against the Company.

21.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12 Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13 Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22. Documents, Records and Reports

22.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2 Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23. Notices

23.1 Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(b)	for a record mailed to a shareholder, the shareholder’s registered address;

(c)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(d)	in any other case, the mailing address of the intended recipient;

(e)	delivery at the applicable address for that person as follows, addressed to the person:

(f)	for a record delivered to a shareholder, the shareholder’s registered address;

(g)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(h)	in any other case, the delivery address of the intended recipient;

(i)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(j)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(k)	physical delivery to the intended recipient.

23.2 Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3 Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5 Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph 23.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24. Seal

24.1 Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25. Special Rights and Restrictions of Preferred Shares

25.1 Special Rights and Restrictions of Preferred Shares, as a Class

The following special rights and restrictions shall be attached to the preferred shares without par value:

(a)	The preferred shares as a class shall have attached thereto the special rights and restrictions specified in this Article 25.1.

(b)	Preferred shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preferred shares of any particular series, alter the Notice of Articles of the Company to fix the number of preferred shares in, and to determine the designation of the preferred shares of, that series and alter the Articles to create, define and attach special rights and restrictions to the preferred shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non- cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of clause (c) of this Article 25.1.

(c)	Holders of preferred shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the preferred shares with respect to repayment of capital, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of preferred shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preferred shares.

26 SPECIAL RIGHTS AND RESTRICTIONS OF 5.25% CONVERTIBLE REDEEMABLE PREFERRED SHARES, SERIES A

26.1 Designation and Number

The first series of Preferred Shares shall consist of 1,000,000 Preferred Shares, which shares shall be designated as 5.25% Convertible Redeemable Preferred Shares, Series A (the “Series A Preferred Shares”), and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein.

26.2 Issue Price

For the purposes hereof, the issue price of each Series A Preferred Shares shall be deemed to be US$2,550 per share (the “Issue Price”).

26.3 Dividends

(a)	The holders of the Series A Preferred Shares shall be entitled to receive cumulative dividends, out of any assets legally available therefor, as and when declared by the board of directors of the Company, in respect of each outstanding Series A Preferred Share at a rate per annum, equal to five and one-quarter percent (5.25%) of the Issue Price, payable semi-annually on the last day of March and September of each year. The directors may declare and pay any such dividends on the Series A Preferred Shares, in whole or in part, by way of a stock dividend of fully paid and non-assessable Series A Preferred Shares issued at the Issue Price, so long as the Series A Preferred Shares so issued in lieu of a cash dividend are freely tradeable in Canada and such dividend on each Series A Preferred Share is otherwise substantially equal or equivalent to the cash dividend otherwise payable on each Series A Preferred Share and provided further that the directors may pay cash in lieu of any fractional Series A Preferred Shares resulting from such stock dividend.

(b)	Dividends on each Series A Preferred Shares shall accrue from the date of issue of such Series A Preferred Share. The holders of the Series A Preferred Shares shall not be entitled to any dividend other than or in excess of the dividends at the rate hereinbefore provided for.

(c)	No dividends shall at any time be declared or paid on or set apart for payment on the common shares of the Company (the “Common Shares”) or on any shares of any series of Preferred Shares or of any other class of the Company ranking junior to the Series A Preferred Shares, nor shall the Company call for redemption and/or purchase less than the total number of then issued and outstanding Series A Preferred Shares or shares of any series of Preferred Shares or of any other class ranking on parity with the Series A Preferred Shares and/or purchase any Common Shares or any shares of any series of Preferred Shares or of any other class ranking junior to the Series A Preferred Shares unless in each case all dividends, up to and including the dividend payable on the last preceding dividend payment date, on the Series A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment or call for redemption or purchase.

26.4 Election of Directors and Voting

(a)	The Preferred Shares, as a class, shall have the following rights relating to the election of directors.

(i)	if and for so long as any Series A Preferred Shares are outstanding, the size of the board of directors of the Company shall be fixed at no less than 11 and no more than 15 directors;

(ii)	if and for so long as Series A Preferred Shares with an aggregate Issue Price of greater than US$30,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to elect three of the Company’s directors;

(iii)	if and for so long as Series A Preferred Shares with an aggregate Issue Price of less than or equal to US$30,000,000 and greater than US$20,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to elect two of the Company’s directors;

(iv)	if and for so long as Series A Preferred Shares with an aggregate Issue Price of less than or equal to US$20,000,000 and greater than US$10,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to elect one of the Company’s directors;

(v)	if and for so long as Series A Preferred Shares with an aggregate Issue Price of less than or equal to US$10,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall not be entitled to elect any directors of the Company; and

(vi)	in addition to the foregoing, if and for so long as any Series A Preferred Shares are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to nominate one individual, resident in Canada, for election by the holders of the Common Shares as a director of the Company (the “Canadian Nominee”), provided that, in all circumstances, the persons elected as directors of the Company or nominated for election as directors of the Company, in each case by the holders of the Series A Preferred Shares, shall be qualified to act as directors under the Business Corporations Act.

(b)	Except as provided in subsection (a) above, holders of the Series A Preferred Shares shall not, as such, have any voting rights for the election of directors or, subject to any voting rights accorded them pursuant to the provisions of the Business Corporations Act, for any other purpose nor, except for the purpose of exercising any voting rights accorded to them pursuant to the provisions of the Business Corporations Act, shall they be entitled to receive notice of or attend members’ meetings.

26.5 Liquidation, Dissolution or Winding Up

(a)	In the event of the liquidation, dissolution or winding up of the Company, whether voluntary and involuntary, of any other distribution of assets of the Company among its members for the purposes of winding up its affairs (each, a “Liquidation”), the holders of the Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution to holders of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares, an amount (the “Liquidation Amount”) equal to the Issue Price with respect to each Series A Preferred Shares held by them, together with all accrued and all unpaid dividends thereon, which for such purpose, shall be calculated as if such dividends were accruing for the period from the expiration of the last period for which dividends have been paid up to the date of distribution.

(b)	Any amalgamation, arrangement, consolidation or merger of the Company wherein the holders of Common Shares immediately prior to the closing of such transaction, including, on a pro forma basis, the then outstanding Common Shares and the Common Shares issuable upon conversion of all outstanding Series A Preferred Shares upon conversion of all outstanding Series A Preferred Shares, will not hold more than fifty percent (50%) of the voting rights attached to the securities of the surviving entity, or any sale of all or substantially all of the Company’s assets, shall be deemed to constitute a Liquidation for purposes of this Section 26.5.

(c)	In the circumstances contemplated in Section 26.5(b), the holders of the Series A Preferred Shares shall be entitled to receive an amount equal to the greater of: (I) the Liquidation Amount; and (ii) the fair market value of the consideration which such holders would have received if they had converted their Series A Preferred Shares into Common Shares pursuant to Section 26.7 immediately prior to any such Liquidation. For the purpose of Section 26.5(c)(ii), the fair market value of consideration which is securities shall be: (x) if such securities are traded on a stock market or other organized market, the average closing trading price of the securities on such market over the period of 20 consecutive trading days ending three (3) trading days prior to the closing of the transaction; and (y) if there is no active public market, the fair market value thereof, as mutually determined by the Company and the holders of Series A Preferred Shares which would be entitled to receive such securities.

(d)	If upon any Liquidation of the Company, the assets of the Company available for distribution shall be insufficient to pay in full the amounts so payable as above provided, then such assets shall be distributed among the holders of Series A Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

(e)	After payments to the holders of the Series A Preferred Shares of the amounts so payable to them as above provided, holders of the Series A Preferred Shares shall have no right or claim to share in any further distribution of the property or assets of the Company.

26.6 Redemption

(a)	On or at any time after the fifth (5th) anniversary of the first issue date of any Series A Preferred Shares (the “Issue Date”), the Company may redeem, at any time it may lawfully do so, upon giving notice as hereinafter provided, all or, from time to time, any of the then outstanding Series A Preferred Shares, on payment for each share to be redeemed of one hundred and five percent (105%) of the Issue Price per such share (the “Redemption Price”), together with an amount equal to all accrued and all unpaid dividends thereon up to but excluding the date of such redemption (the “Redemption Date”). In case part only of the then outstanding Series A Preferred Shares is at any time to be redeemed, the Series A Preferred Shares so to be redeemed shall be selected by the Company pro rata or by any other manner deemed fair and appropriate by the Company. The Company shall at least 30 days before the Redemption Date send to each person who at the date of sending is a registered holder of Series A Preferred Shares to be redeemed, a notice of writing of the intention of the Company to redeem such Series A Preferred Shares, which notice requirement may be waived in writing by the holder whose shares are being redeemed. Such notice may be electronically sent or mailed in a prepaid envelope addressed to each such shareholder at the address of such shareholder as it appears on the records of the Company or, alternatively, such notice may be delivered personally to such shareholder. Such notice shall set out the Redemption Price, the Redemption Date and the place or places of redemption. If notice of any such redemption is given by the Company in a manner aforesaid and an amount sufficient to redeem the Series A Preferred Shares to be redeemed is deposited with any trust company or chartered bank in Canada as specified in the notice on or before the Redemption Date, the holder entitlement to dividends on the Series A Preferred Shares to be redeemed shall cease after the Redemption Date and such Series A Preferred Shares shall be deemed to be redeemed and the holders thereof shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited, unless payment of the Redemption Price shall not be made by the Company in accordance with the foregoing provisions, in which event the rights of holders of such Series A Preferred Shares shall remain unaffected.

(b)	At any time during the 30 day period following a Retraction Event (as hereinafter defined), the holder of any Series A Preferred Shares shall have the right, by written notice to the Company, to require the Company to redeem all, but not less than all, of the Series A Preferred Shares owned by such holder on payment for each share to be redeemed at one hundred percent (100%) of the Issue Price per such share (the “Retraction Price”), together with an amount equal to all accrued and all unpaid dividends thereon up to but excluding the date of such redemption (the “Retraction Date”). The holder’s notice of retraction shall specify the business day on which the holder desires the Company to redeem the Series A Preferred Shares owned by such holder (the “Retraction Date”), provided that the Retraction Date shall be no earlier than the tenth (10th) day following receipt by the Company of such notice. The holder’s notice of retraction may be electronically sent or mailed in a prepaid envelope addressed to the Company at its registered and records office or, alternatively, such notice may be delivered personally to the Company. If an amount sufficient to redeem the Series A Preferred Shares to be redeemed is deposited with a trust company or chartered bank in Canada (of which written notice has been provided by the Company to the holder of Series A Preferred Shares to be redeemed no later than two (2) business days prior to the Retraction Date), the holder’s entitlement to dividends on the Series A Preferred Shares to be redeemed shall cease after the Retraction Date and such Series A Preferred Shares shall be deemed to be redeemed and the holder thereof shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificate(s) for such shares, to receive payment therefor out of the monies so deposited, unless payment of the Retraction Price shall not be made by the Company in accordance with the foregoing provisions, in which event the rights of the holder of such Series A Preferred Shares shall remain unaffected. For purposes of this Section 26.6(b), a “Retraction Event” shall be considered to have occurred:

(i)	if immediately following any annual or special meeting of the members of the Company at which directors are to be elected where the holders of the Series A Preferred Shares have not been afforded the opportunity to exercise their entitlement to elect at such meeting, exclusively and separately as a class, that number of directors of the Company contemplated by Section 26.4 of these Articles; or

(ii)	if immediately following any annual or special meeting of the members of the Company at which directors are to be elected where (x) management of the Company has failed to include the Canadian Nominee in the slate of nominees proposed for election by the holders of the Common Shares as directors of the Company at such meeting and (y) the slate of directors elected by the holders of Common Shares at such meeting does not include such nominee of the holders of the Series A Preferred Shares.

The holders of not less than one-half of the Series A Preferred Shares then outstanding shall be, entitled, by an instrument in writing delivered to the Company not later than 60 days prior to any annual or special meeting of the members of the Company at which directors are to be elected, to designate the nominees of the holders of the Series A Preferred Shares to be included in the slate of nominees proposed for election as directors of the Company by the holders of the Common Shares or the Series A Preferred Shares, as the case may be. In the event that management of the Company fails to include the requisite nominees of the holders of the Series A Preferred Shares in any slate of nominees proposed for election as directors of the Company as a consequence of the failure of the holders of the Series A Preferred Shares to so designate nominees for election as directors of the Company, a Retraction Event shall not be deemed to have occurred.

26.7 Conversion

(a)	At the option of the holder of any Series A Preferred Shares, such holder shall have the right, at any time prior to their redemption, by written notice to the Company, to convert all, but not less than all, of the Series

A Preferred Shares owned by such holder into the number of Common Shares determined by dividing the aggregate Issue Price of such holder’s Series A Preferred Shares by the Conversion Price then in effect. For the purposes of this Section 26.7, the “Conversion Price” means the price at which Series A Preferred Share shall convert into Common Shares, which initially shall be US$2.55 per Common Share. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Common Shares as shall be sufficient to effect the conversion of all outstanding Series A Preferred Shares.

(b)	On or at any time after the third anniversary of the Issue Date, if the average closing trading price of the Common Shares on The Toronto Stock Exchange (the “TSE”), or such other principal stock exchange on which the Common Shares may be listed, for the period of 20 consecutive trading days which ends on the day prior to the date specified for conversion (or, if that day is not a trading day, on the immediately preceding trading day) exceeds one hundred and seventy-five (175%) of the Conversion Price then in effect and the average daily trading combined volume on the TSE, the Consolidated Market in the United States (including the American Stock Exchange) and such other stock exchange(s) on which the Common Shares may be listed, exceeds 100,000 Common Shares for the same period (the “Redemption Condition”), the Company shall have the right exercisable at its option within three (3) days of the satisfaction of the Redemption Condition, by written notice to the holders of the Series A Preferred Shares (stating the date upon which such conversion is to take place), to convert all or, from time to time, any of the then outstanding Series A Preferred Shares, into the number of Common Shares determined by dividing the aggregate Issue Price of such Series A Preferred Shares by the Conversion Price then in effect. In case part only of the then outstanding Series A Preferred Shares is at any time to be converted, the Series A Preferred Shares so to be converted shall be selected by the Company pro rata or by any other manner deemed fair and appropriate by the Company.

(c)	The Conversion Price shall be subject to adjustment from time to time as follows:

(i)	(A)	Upon each issuance by the Company of Additional Shares (as defined in Section 26.7(c)(ii)), after the Issue Date, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares (the “New Issue Price”), the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the New Issue Price, provided, however, that the company shall be entitled (without adjustment) to issue up to an aggregate of 500,000 Additional Shares in any five (5) year consecutive period which would otherwise require an adjustment under Section 26.7(c)(i)(A) or (B).

	(B)	Upon each issuance by the Company of Additional Shares, after the Issue Date, for a consideration per share equal to or greater than the Conversion Price in effect immediately prior to the issuance of such Additional Shares but less than the market price per Common Share at the time of such issuance, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of Common Shares outstanding immediately prior to such issuance and the number of Common Shares equal to the aggregate consideration received by the Company for such issuance divided by the market price per Common Share at the time of such issuance and the denominator of which shall be the sum of the number of Common Shares outstanding immediately prior to such issuance and the number of Additional Shares, provided, however, that the Company shall be entitled (without adjustment) to issue up to an aggregate of 500,000 Additional Shares in any five (5) year consecutive period which would otherwise require an adjustment under Sections 26.7(c)(i)(A) or (B). For the purpose of this Section 26.7(c)(i)(B), “market price” means the average closing trading price of the Common Shares on the TSE, or such other principal stock exchange on which the Common Shares may be listed, for the period of 20 consecutive trading days which ends on the third (3rd) day prior to such issuance (or, if that day is not a trading day, on the immediately preceding trading day).

(C)	The adjustments provided for in this Section 26.7 are cumulative and shall without duplication) apply to successive actions requiring an adjustment under this Section 26.7; provided that, notwithstanding any other provision of Section 26.7; no adjustment of the Conversion Price shall be made in an amount less than US$0.05 per share (provided, however, that any adjustments which by reason of this Section 26.7(c)(i)(C) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment).

(D)	In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(E)	In the case of the issuance of Additional Shares for consideration in whole or in part other than cash, the non-cash consideration shall be deemed to be the fair value thereof as determined by the board of directors of the Company, in its reasonable discretion.

(F)	In the case of the issuance (whether before, on or after the Issue Date) of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of Sections 26.7(c)(i)(A) and (B):

1.	The aggregate maximum number of Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 26.7(c)(i)(D) and (E)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

2.	The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such conversion or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 26.7(c)(i)(D) and (E)).

3.	Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities which remain in respect whereof the right to convert or exchange remains in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

4.	The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to Sections 26.7(c)(i)(F)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in Section 26.7(c)(i)(F)(3).

(ii)	“Additional Shares” shall mean any Common Shares issued (or, in respect of Sections 26.7(c)(i)(A) and (B) only, deemed to have been issued pursuant to Section 26.7(c)(i)(F)) by the Company after the Issue Date other than:

A.	Common Shares issued pursuant to a transaction described in Section 26.7(c)(iii), or

B.	Common Shares issuable or issued to employees, consultants or directors of the Company directly or pursuant to an equity incentive plan approved by the board of directors of the Company or issued pursuant to obligations existing or created on the date of the first issuance of Series A Preferred Shares.

(iii)	In the event the Company should at any time or from time to time after the Issue Date fix a record date for a split or subdivision of the outstanding Common Shares or for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on the conversion of each Series A Preferred Share shall be increased in proportion to such increase in the number of Common Shares outstanding (including those issuable upon conversion or exercise of such Common Share Equivalents).

(iv)	In the event the Company should at any time or from time to time after the Issue Date fix a record date for a consolidation of the outstanding Common Shares, then, following the record date of such consolidation, the Conversion Price shall be appropriately increased so that the number of

Common Shares issuable on conversion of each share of such class shall be decreased in proportion to such decrease in the number of Common Shares outstanding.

(d)	In the event the Company shall declare a distribution to holders of Common Shares payable in securities of the Company (other than Common Shares or Common Share Equivalents), securities of other persons, evidence of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 26.7(c)(iii), then, in each such case for the purpose of this Section 26.7(d), the holders of the Series A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Company into which their Series A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution.

(e)	If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

(f)	Any holder of Series A Preferred Shares electing to convert the same into Common Shares shall surrender the certificate(s) therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Shares, together with a written notice to the Company of the holder’s election to convert such Series A Preferred Shares into Common Shares specifying the number of Series A Preferred Shares to be converted and stating therein the name(s) in which the certificate(s) for Common Shares issuable upon such conversion are to be registered. If the Company receives such notice from a holder or if the Company elects to convert Series A Preferred Shares pursuant to Section 26.7(b), the Company shall, as soon as practicable after the later of: (i) the date specified for conversion; and (ii) the date of surrender of the certificate(s) for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date specified for conversion, and the person(s) entitled to receive the certificates representing the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of record of such Common Shares as of such date. The issuance of certificates for Common Shares upon conversion of the Series A Preferred Shares shall be made without charge to the holder thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in the name other than that of the holder of the Series A Preferred Shares which are being converted.

(g)	The Company will at no time close its transfer books in respect of any Series A Preferred Shares, or of any Common Shares issued or issuable upon the conversion of any Series A Preferred Shares, in any manner which interferes with the timely conversion of such Series A Preferred Shares, except as may otherwise be required to comply with applicable laws. The Company also will not, by amendment of its memorandum or articles or through any reorganization, reclassification or recapitalization of the capital of the Company or any amalgamation, arrangement, consolidation or merger or sale of all or substantially all of the assets of the Company or any voluntary liquidation, dissolution or winding-up of the Company or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 26.7 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Shares.

(h)	Subject to Section 26.5(b), if the Company shall be a party to any transaction, including without limitation, any amalgamation, arrangement, consolidation or merger or any sale of all or substantially all of the

Company’s assets or any reorganization, reclassification or recapitalization of the capital of the Company (each of the foregoing being referred to as a “Transaction”) which results in Common Shares being converted into shares, securities or other property (including cash or any combination thereof), each Series A Preferred Share shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Common Shares of the Company issuable upon conversion of such Series A Preferred Shares would have been entitled upon such Transaction. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof, the Company or its successor, as the case may be, shall provide in its constating documents that each Series A Preferred Share shall be convertible into the shares, securities or property to which a holder of Series A Preferred Shares would have been entitled upon such Transaction if such Series A Preferred Shares had been converted prior to the effective date of such Transaction, all in accordance with the foregoing provisions. The provisions of this Section 26.7(h) shall similarly apply to successive Transactions.

(i)	No fractional shares shall be issued upon the conversion of any Series A Preferred Share(s), and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of Series A Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(J)	Whenever the Company proposes to take any action requiring an adjustment to the Conversion Price in accordance with Sections 26.7, the Company shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action to the holders of record of the Series A Preferred Shares on the date of such notice. Such notice shall specify the action proposed to be taken by the company and, to the extent applicable, the effective date of such action.

(k)	Upon the occurrence of each adjustment or readjustment to the Conversion Price pursuant to this Section 26.7, the Company shall, at its expense, promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) each adjustment and readjustment, (ii) the Conversion Price then in effect and (iii) the number of Common Shares and any other property which would be received upon the conversion of the Series A Preferred Shares.

26.8 Right of First Offer

(a)	Prior to the conversion of the Series A Preferred Shares in accordance with Section 26.7, the Series A Preferred Shares may not be sold or otherwise transferred by a holder (other than to an affiliate or associate of the holder) without the prior written consent of the Company.

(b)	If a holder (the “Selling Shareholder”) of Series A Preferred Shares proposes to sell or otherwise transfer all or any portion of such shares (other than to an affiliate or associate of the holder), the holder shall deliver a written notice (the “Sale Notice”) to the Company (to the attention of its Chief Executive Officer and its Chief Financial Officer) and to the Company’s counsel stating (i) its bona fide intention to transfer such Series A Preferred Shares, (ii) the number of such shares to be transferred, and (iii) the price (the “Purchase Price”) and terms upon which it proposes to transfer such shares, and requesting the Company’s consent to such transfer.

(c)	Within 10 days after receipt of the Sale Notice, the Company shall provide notice to the Selling Shareholder advising that the Company: (i) consents to the transfer at the Purchase Price and on the terms specified in the Sale Notice; (ii) withholds consent for such transfer; or (iii) has elected to require the Selling Shareholder to sell the Company the Series A Preferred Shares proposed to be transferred, at the Purchase Price and on the terms specified in the Sale Notice. If the Company fails to provide such notice within the 10 day period prescribed, the Company shall be deemed to have consented to such transfer under Section 26.8(c)(i). Such notice may be electronically sent or mailed in a prepaid envelope addressed to the Selling Shareholder at the address of such shareholder as it appears on the records of the Company, or alternatively, such notice may be delivered personally to such shareholder. If the Company elects to purchase the Series A Preferred Shares pursuant to Section 26.8(c)(iii), such notice shall set out the date and the place or places for purchase, provided that the date specified by the Company for purchase shall be no later than 20 days following receipt of such notice. If notice of any such purchase by the Company is given by the Company in a manner aforesaid and an amount sufficient to purchase the shares is deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for purchase, entitlement to dividends on the Series A Preferred Shares to be purchased shall cease after the date so fixed for purchase and such Series A Preferred Shares shall be deemed to be purchased and the Selling Shareholder shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited, unless payment of the Purchase Price shall not be made by the Company in accordance with the foregoing provisions, in which event the rights of the holders of such Series A Preferred Shares shall remain unaffected.

(d)	If the Company consents to the sale described in the Sale Notice pursuant to Section 26.8(c)(i), the Selling Shareholder may sell or otherwise transfer the Series A Preferred Shares identified in the Sale Notice at the Purchase Price and on the terms specified in the Sale Notice; provided that if such sale is not consummated within 30 days after the date of the Company’s consent in writing, the right of the first offer provided hereunder to the Company shall be revived and such shares shall not be sold or otherwise transferred unless offered to the Company in accordance herewith.

(e)	Sections 26.8(a) to (d) shall not apply to a sale or other transfer of Series A Preferred Shares if:

(i)	the Company is in default under the terms of the Series A Preferred Shares and such default has not been remedied within 30 days of receiving written notice thereof from the holders of the Series A Preferred Shares; or

(ii)	there has been a change of control of the Company or a transaction has been publicly announced which would, if successfully completed, effect a change of control of the Company and such transaction has not theretofore been publicly abandoned, withdrawn or terminated; for the purposes of this paragraph, a change of control shall have occurred if any person has acquired beneficial ownership of more than fifty percent (50%) of the voting rights attaching to the securities of the Company (including, on a pro forma basis, the then outstanding Common Shares and the Common Shares issuable upon conversion of all outstanding Series A Preferred Shares) having the right to vote on any resolution concerning the election of directors of the Company.

26.9 Modification of Rights/Restrictive Covenants

(a)	The approval of the holders of the Series A Preferred Shares pursuant to Section 26.9(b) shall be required prior to:

(i)	any deletion, variation, modification, amendment or amplification of the rights and restrictions attaching to the Series A Preferred Shares, other than in connection with the implementation of the Voting Amendment, where no such approval shall be required;

(ii)	the issuance by the Company of any class or series of Preferred Shares ranking senior to or on parity with the Series A Preferred Shares as to payment of dividends, as to redemptions or as to distribution upon a Liquidation, including the issuance of additional Series A Preferred Shares (other than in lieu of a cash dividend on the Series A Preferred Shares);

(iii)	the amendment of the memorandum or articles of the Company in any manner which would impair or reduce the rights of the Series A Preferred Shares, including, without limitation, increasing the size of the board or directors of the Company to more than fifteen (15) directors; or

(iv)	a voluntary Liquidation of the Company.

(b)	Subject to the requirements of the Business Corporations Act, the approval of the holders of the Series A Preferred Shares for the matters in Section 26.9(a) may be given in writing by the holders of not less than one-half of the Series A Preferred Shares then outstanding or by resolution passed by not less than one-half of the votes cast on a poll at a meeting or adjourned meeting of the holders of the Series A Preferred Shares then outstanding duly called for that purpose. Notwithstanding the foregoing, if any of the matters in Section 26.9(a) prejudice or interfere with the rights of the Series A Preferred Shares, such matter shall require, in addition to any approval required therefor by the Business Corporations Act, approval in writing by holders of all of the Series A Preferred Shares then outstanding or by resolution passed by not less than three-quarters of the votes cast on a poll at a meeting or adjourned meeting of the holders of the Series A Preferred Shares then outstanding duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time required by the Business Corporations Act (as from time to time amended, varied or replaced) and prescribed in the articles of the Company with respect to meetings of members. On every poll taken at a meeting of holders of Series A Preferred Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series A Preferred Share held by him.

27.	SPECIAL RIGHTS AND RESTRICTIONS OF PREFERRED SHARES, RESTRICTED VOTING, NON-TRANSFERABLE SERIES B

27.1 Designation and Number

The second series of Preferred Shares shall consist of ten (10) Preferred Shares, which shares shall be designated as Preferred Shares, Restricted Voting, Non-Transferable Series B (the “Series B Preferred Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein.

27.2 Issue Price

For the purposes hereof, the issue price of each Series B Preferred Share shall be deemed to be ten dollars in United States currency (US$10) per share (the “Issue Price”).

27.3 Dividends

The holders of Series B Preferred Shares shall not, as such, have any entitlement to receive dividends.

27.4 Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purposes of winding up its affairs (each a

“Liquidation”), the holders of the Series B Preferred Shares shall be entitled, subject in all cases to the rights of the Series A Preferred Shares (to which the Series B Shares are subordinate in the event of a Liquidation), but in priority to the rights of the holders of Common Shares or all other shares ranking junior to the Series B Preferred Shares, an amount (the “Series B Liquidation Amount”) equal to the Issue Price with respect to each Series B Preferred Share held by them.

27.5 Ratable Distributions

If upon any Liquidation of the Company, the assets of the Company available for distribution shall be insufficient to pay in full the amounts so payable as above provided, then such assets shall be distributed among the holders of Series B Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

27.6 Limit of Participation

After payment to the holders of the Series B Preferred Shares of the amounts so payable to them as provided above, holders of the Series B Preferred Shares shall have no right or claim to share in any further distribution of the property or assets of the Company.

27.7 Voting

If and for so long as any Series B Preferred Shares are outstanding and for so long as Mark Amin is legally qualified to serve on the board of directors of the Company, the holders of the Series B Preferred Shares, exclusively and separately as a class, shall be entitled to elect one member of the board of directors of the Company, who shall be Mark Amin (and only Mark Amin).

27.8 Limit on Voting, Right of Notice and Meeting Attendance

Except as provided in Section 27.7 above, the holders of Series B Preferred Shares shall not, as such, have any voting rights for the election of directors or, subject to any voting rights accorded them pursuant to the provisions of the Business Corporations Act for any other purpose, nor, except for the purpose of exercising any voting rights accorded to them pursuant to the Business Corporations Act, shall they be entitled to receive notice of or attend meetings of the members of the Company.

27.9 Redemption

Subject to applicable law, the Company may upon giving notice as hereinafter provided redeem all and not less than all of the outstanding Series B Preferred Shares on payment for each share of an amount equal to one hundred percent (100%) of the price or deemed price at which such shares were issued (hereinafter referred to as the “Series B Redemption Amount”) upon and subject to the occurrence of either of the following events (each referred to as a “Series B Redemption Event”):

(a)	Reduction in Common Shareholdings. If, at any time after the last day of the thirty-six (36th) month following the first issue date of any Series B Preferred Shares, the holders of Series B Preferred Shares and each of their controlled affiliates, family members, including, without limitation, siblings, and trusts over which such holders maintain sole voting power, as a group, are the registered or beneficial holders of less than two million (2,000,000) Common Shares in the capital of the Company (hereinafter referred to as the “Series B Threshold Amount”); or

(b)	Change of Control If at any time the Company or its shareholders shall be a party to any transaction, including without limitation, any amalgamation, arrangement, takeover bid, issuer bid, consolidation or merger which results in the holders of Common Shares immediately prior to the effective date of such transaction (calculated on a pro forma basis, including the Common Shares issuable upon the conversion of all outstanding Series A Preferred Shares) holding, in the aggregate, less than fifty percent (50%) of the surviving corporation or entity which results from the transaction, or any sale of all or substantially all of the Company’s assets (each of the foregoing being referred to as a “Transaction”, which for greater certainty includes a series of transactions among the substantially the same parties).

27.10 Adjustments

In the event that the Company should at any time or from time to time after the issue date of any Series B Preferred Shares consolidate, split or subdivide the outstanding Common Shares of the Company or make any distribution by which the holders of Common Shares are entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of the date of such consolidation, split, subdivision or distribution, the Series B Threshold Amount will be adjusted in proportion to the increase or decrease in the number of Common Shares outstanding as a result thereof.

27.11 Notice

Any notice given pursuant to Section 27.9 above will be effective for all purposes if delivered by registered mail or in person (including by courier with acknowledged receipt) to a holder of Series B Preferred Shares at such holder’s address as last recorded in the register of members of the Company.

27.12 Restrictions on Sale and Transfer

The Series B Shares may not be sold or otherwise transferred.